As filed with the Securities and Exchange Commission on December 12, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cenveo, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1250533 (I.R.S. Employer Identification Number)

200 First Stamford Place
Stamford, Connecticut  06902
(203) 595-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert G. Burton, Jr.
President
Cenveo, Inc.
200 First Stamford Place
Stamford, Connecticut  06902
(203) 595-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications to:
Gary J. Simon, Esq.
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, New York 10004
212-837-6000
Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THIS AMENDMENT NO. 2 IS BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SOLELY TO FILE EXHIBIT 5.2 TO THE REGISTRATION STATEMENT.
Item 16.     Exhibits.

Exhibit No.	Description of Exhibit
3.1*	Articles of Incorporation—incorporated by reference to Exhibit 3(i) of the registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 1997, filed August 14, 1997.
3.2*
Articles of Amendment to the Articles of Incorporation dated May 17, 2004—incorporated by reference to Exhibit 3.2 to registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2004, filed August 2, 2004.

3.3*
Amendment to Articles of Incorporation and Certificate of Designations of Series A Junior Participating Preferred Stock of the registrant dated April 20, 2005—incorporated by reference to Exhibit 3.1 to registrant’s current report on Form 8-K, filed April 21, 2005.

3.4*	Bylaws as amended and restated as of March 31, 2014—incorporated by reference to Exhibit 3.2 to registrant’s current report on Form 8-K, filed April 4, 2014.
4.1*
Warrant Agreement, dated as of June 10, 2016, between Cenveo, Inc. and Computershare Trust Company, N.A., as warrant agent—incorporated by reference to Exhibit 4.3 to registrant’s current report on Form 8-K, filed June 16, 2016.

4.2*
Warrant Registration Rights Agreement, dated as of June 10, 2016, between Cenveo, Inc. and Allianz Global Investors U.S. LLC—incorporated by reference to Exhibit 4.4 to registrant’s current report on Form 8-K, filed June 16, 2016.

4.3*	Form of Warrant Certificate (included in Exhibit 4.1).
5.1*	Opinion of Hughes Hubbard & Reed LLP with respect to the legality of the securities being offered.
5.2**	Opinion of Davis Graham & Stubbs LLP with respect to the legality of the securities being offered.
23.1*	Consent of Hughes Hubbard & Reed LLP (included as part of Exhibit 5.1 hereto).
23.2**	Consent of Davis Graham & Stubbs LLP (included as part of Exhibit 5.2 hereto).
23.3*	Consent of Grant Thornton LLP, independent registered public accounting firm.
23.4*	Consent of BDO USA, LLP, independent registered public accounting firm.
24.1*	Power of Attorney.
*Previously Filed
** Filed Herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 12th day of December, 2016.

CENVEO, INC.

By:	/s/ ROBERT G. BURTON, JR.
Name:	Robert G. Burton, Jr.
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2016
Robert G. Burton, Sr.

/s/ SCOTT J. GOODWIN	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 12, 2016
Scott J. Goodwin

*	Director	December 12, 2016
Gerald S. Armstrong

*	Director	December 12, 2016
Mark J. Griffin

*	Director	December 12, 2016
Susan Herbst

/s/ ROBERT G. BURTON, JR.	President and Director	December 12, 2016
Robert G. Burton, Jr.
___________________________________________

*By:	/s/ ROBERT G. BURTON, JR.
Robert G. Burton, Jr.
Attorney in Fact